Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Backblaze, Inc.

San Mateo, California

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated May 11, 2021, except for “Stock Split” paragraph of Note 2, as to which the date is November 2, 2021, relating to the financial statements of Backblaze, Inc., which is included in the Company’s Registration Statement on Form S-1 (No. 333-260333), as amended.

/s/ BDO USA, LLP

San Jose, California

November 12, 2021